Exhibit 99.1

For Immediate Release

Contacts: Shev Rush Media First Public Relations shev@mediafirstpr.com 760-567-4321
Judy Piercey Kintera Corporate Communications jpiercey@kintera.com 858-795-3056

Kintera Hires Former IBM Consumer Division CFO

Kintera’s new chief financial officer was CFO for IBM’s $2.5 billion Consumer Division

SAN DIEGO – May 9, 2005 –Kintera®, Inc. (NASDAQ: KNTA), the leading provider of “software as a service” to the nonprofit and government sectors, has named the former CFO of IBM’s $2.5 billion Consumer Division, Richard Davidson, as its new chief financial officer. Most recently, Davidson was CFO of inCode Telecom Group, Inc., a Sequoia Capital-backed provider of professional and engineering services for the wireless industry.

Davidson, a finance and operations executive with more than 14 years experience in the technology, professional services, financial services and wireless telecom industries, will join Kintera as CFO on Wednesday, May 11, 2005. Davidson brings to Kintera a proven track record in building and managing the financial and operations infrastructures, processes and controls required to reduce costs and achieve positive cash flow and profitability for various divisions within IBM.

“With his consistent focus on reducing costs and achieving profitability, Richard is an excellent fit with Kintera,” said Kintera CEO, Harry E. Gruber, M.D. “He brings to our company strong operations experience and product line management. Richard’s background in both technology and professional services will be a true asset for Kintera.”

Added Davidson, “I’m thrilled to join Kintera, the leading innovator in the nonprofit space. Kintera has a great executive management team, and tremendous traction in the marketplace. As CFO, I am looking forward to helping the company achieve and sustain profitable growth.”

During his tenure at inCode, Davidson was credited with developing a business plan that drove the business from start-up to $65 million in annual revenue, over 350 employees and overall profitability.

In addition to being CFO of IBM’s $2.5 billion Consumer Division, Davidson’s IBM career included director, brand finance for the $15 billion IBM Personal Systems Group, where he was responsible for financial management, development, pricing, channel strategy and supply planning for IBM products. His career also included strategic positions as a member of the IBM CFO’s executive team.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

Kintera Hires Former IBM Consumer Division CFO

About Kintera, Inc.

Kintera® Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation. Kintera recently launched The Giving Communities™ interactive website at www.kintera.org where consumers can connect with thousands of causes and organizations, and purchase the CharityGift™ card to give a unique gift that also supports worthy organizations with a donation to charity.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for customer relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities and CharityGift are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements (including, without limitation, express or implied statements regarding the adoption of web-based solutions by nonprofit and government organizations) that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com